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                                                                    EXHIBIT 99.2

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  WTC

CONTACT INFORMATION

Investor Relations
Workgroup Technology Corporation
(781) 270-2620
investor@workgroup.com
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                            SOFTECH, INC. TO ACQUIRE
                        WORKGROUP TECHNOLOGY CORPORATION


BURLINGTON, MASSACHUSETTS, NOVEMBER 13, 2002 - Workgroup Technology Corporation ("WTC") (OTCBB: WKGP), a leading provider of Web-enabled, extended enterprise collaborative product data management software solutions, today announced that SofTech, Inc. ("SofTech") and WTC have signed a definitive agreement under which SofTech will acquire WTC. Under the terms of the agreement, a newly formed SofTech subsidiary will make a cash tender offer for all the outstanding shares of WTC common stock. At a price of $2.00 per share, the all-cash transaction is valued at approximately $3.7 million.

The Board of Directors of WTC has unanimously voted to recommend the transaction to the WTC stockholders.

The tender offer, which is expected to be completed before year end, is subject to customary conditions. The offer will be followed by a back-end merger of the SofTech subsidiary with and into WTC on the same terms as those in the offer and is subject to customary closing conditions. Certain stockholders of WTC have entered into an agreement with SofTech pursuant to which such stockholders have agreed to tender their shares in the tender offer and/or vote in favor of the SofTech acquisition. Such stockholders, together with SofTech and its affiliate, hold approximately 56% of the outstanding shares of WTC.

This news release is for informational purposes only. It does not constitute an offer to purchase shares of WTC or a solicitation/recommendation statement under the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). At the time SofTech commences a tender offer, SofTech will file with the SEC a tender offer statement and WTC will file with the SEC a solicitation/recommendation

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statement in response to that tender offer. THOSE DOCUMENTS WILL CONTAIN
IMPORTANT INFORMATION AND SECURITY HOLDERS OF WTC ARE ADVISED TO CAREFULLY READ THOSE DOCUMENTS (WHEN THEY BECOME AVAILABLE) BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

The offer to purchase and other offer documents included in the tender offer statement, as well as the solicitation/recommendation statement, will be made available to all shareholders of WTC at no expense to them. Security holders may obtain a free copy of the solicitation/recommendation statement (when available) and other documents filed by WTC or SofTech with the SEC at the SEC's Web site at HTTP://WWW.SEC.GOV.

ABOUT WORKGROUP TECHNOLOGY CORPORATION
WTC develops, markets and supports WTC ProductCenter(TM), a web-enabled, extended enterprise collaborative Product Data Management (PDM) solution that provides document management, design integration, configuration control, change management, and enterprise integration for optimizing product development. Based in Burlington, Massachusetts, the Company differentiates itself on the basis of its controlled and secure accessibility, enterprise integration, and quick adaptability of its software. Thousands of users at mid-sized and global companies are in production and benefit from WTC products, including ABB Flexible Automation; Baker Oil Tools; Eaton Corporation; General Electric Company; Goodrich Turbine Fuel Technologies; Honeywell; Millipore Corporation; Siemens Energy & Automation, Inc.; U.S. Army; and Whirlpool Corporation. The Company's Web site is located at www.workgroup.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. All forward-looking statements in this release are based upon information available to WTC on the date of this release. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the future consummation of the acquisition by SofTech of WTC, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the successful consummation of the acquisition of WTC, including, without limitation, failure of the transaction to close due to failure of customary

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conditions to be met, failure of WTC shareholders to tender shares or to approve the merger, if that approval is necessary. WTC assumes no obligation to update any forward-looking information in this press release or with respect to the announcements described herein, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements. Further information regarding factors that could affect WTC's results are included in WTC's Form 10-K for the 2002 fiscal year, which was filed with the Securities and Exchange Commission in May 2002.







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